10.01

DESCRIPTION OF ENGAGEMENT OF

ONLINE RESULTS, LLC

ADVERTISING AGENCY

The company entered into an unwritten agreement with Online Results, LLC in the fourth quarter of 2011 to provide advertising related services for the company related to introducing the public to the company’s new BETA web site www.iVoiceIdeas.com using Internet advertising. Online Results was paid $37,000 in the fourth quarter for these services. The engagement ended in the fourth quarter and there is no current agreement between the parties.